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                                21 November 2001


Loral Space & Communications Ltd
600 Third Avenue
New York, New York 10016


Dear Sirs:

LORAL SPACE & COMMUNICATIONS LTD (THE "COMPANY")

We have acted as Bermuda counsel to the Company in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and its subsidiary, Loral CyberStar, Inc. with the Securities and Exchange Commission (the "SEC") on 16 November, 2001, as amended by Amendment No. 1 thereto filed with the SEC on 21 November 2001 in connection with Loral CyberStar, Inc's offer to exchange Loral CyberStar's 10% Senior Notes due 2006 Guarantee by the Company and warrants (the "Warrants") to purchase up to 6,657,096 shares of Common Stock of the Company (the "Warrant Shares") for Loral CyberStar Inc's outstanding 11-1/4% Senior Notes due 2007 and 12-1/2% Senior Discount Notes due 2007.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined in the Schedule to this opinion (the "Documents") together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b) that each such of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
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(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of natural persons signing the Documents; and

(e) that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents are true, accurate and complete.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the headings "Bermuda Tax Considerations" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Warrants and the Warrant Shares with the SEC and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm under the captions "Foreign Issuer Considerations" and "Legal Matters" in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully,
APPLEBY, SPURLING & KEMPE

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                                    SCHEDULE


1. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company.

2. A certified copy of the "Foreign Exchange Letter," dated 15 January 1996 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

3. A certified copy of the "Tax Assurance", dated 20 February 1996, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.